EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Darden Restaurants, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-93854 and 333-41350) and on Form S-8 (Nos. 333-57410, 333-91579,
333-69037, 333-105056, and 333-106278) of Darden Restaurants, Inc. of our report dated June 18, 2004, except as to Note 2, which is as of December 30, 2004, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 30, 2004 and May 25, 2003, and the related consolidated statements of earnings, changes in stockholders' equity and accumulated other comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended May 30, 2004, which report appears in the Registrant's 2004 Annual Report on Form 10-K/A of Darden Restaurants, Inc.

As  discussed  in  Note  2  of  the  consolidated   financial  statements,   the
consolidated financial statements for all periods presented have been restated.

                                             /s/ KPMG LLP

Orlando, Florida
January 6, 2005